UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer

As previously announced, Bradley E. Mautner will assume the position of President and Chief Executive Officer of MFRI, Inc. ("Company"), effective February 1, 2013. David Unger will remain Chairman of the Board of Directors and an employee of the Company as Executive Advisor to the Chief Executive Officer of the Company.

Chief Financial Officer

On January 24, 2013, Gerald P. O'Connor, Interim Chief Financial Officer of the Company, resigned, effective January 30, 2013. As of the date of this report, no new compensatory or severance arrangements have been entered into or amended in connection with the resignation of Mr. O'Connor.

Effective January 30, 2013, the Board of Directors of the Company appointed Karl J. Schmidt, age 59, to serve as the Company's Vice President-Chief Financial Officer. Mr. Schmidt has not previously held any position or office with the Company.
From 2010 to 2012, Mr. Schmidt served as the Chief Financial Officer of Atkore International (previously Tyco Electrical and Metal Products), a manufacturer of steel pipe and tube products, electrical conduits, cable, and cable management systems. From 2002 to 2009, Mr. Schmidt served as the Executive Vice President and Chief Financial Officer of Sauer-Danfoss, Inc., a global manufacturer of hydraulic, electrical, and electronic components and solutions for off-road vehicles.
Mr. Schmidt will receive compensation of $300,000 per year from the Company while serving as Vice President-Chief Financial Officer and will be eligible for incentive compensation determined in accordance with normal Company practices; provided that such incentive compensation will be at least $60,000 for fiscal year 2013. Future regular option grants to Mr. Schmidt will be no less than 60% of the grants made to the Company's Chief Executive Officer. Mr. Schmidt will participate in all standard Company benefits and is also entitled to up to one year's base salary and incentive compensation if his employment is terminated under certain conditions. In connection with his appointment as Vice President-Chief Financial Officer, Mr. Schmidt will receive non-qualified options to acquire 15,000 shares of Company stock.
The Company entered into an Indemnification Agreement with Mr. Schmidt in substantially the same form that the Company has entered into with its other officers. The form of the Indemnification Agreement was filed as Exhibit 10(d) to the Company's Form 10-K for the year ended January 31, 2006, filed with the Securities Exchange Commission on May 15, 2006.
There is no arrangement or understanding between Mr. Schmidt and any other person pursuant to which Mr. Schmidt was selected as the Company's Vice President-Chief Financial Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Schmidt has a direct or indirect material interest. There are no family relationships between Mr. Schmidt and any of the directors or officers of the Company or any of its subsidiaries.

Item 7.01    Regulation FD Disclosure.

A news release announcing the Company's executive officer changes was issued on January 30, 2013, and is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are included with this Current Report on Form 8-K

Exhibit No.	Description
99.1	News release issued January 30, 2013.

******
The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," and "probable," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 30, 2013	MFRI, INC. (Registrant) By: /s/ Michael D. Bennett
Michael D. Bennett
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release issued January 30, 2013.